Exhibit 10.37

2015 Director Equity Plan

Article 1

Purpose and Effective Date

1.1Purpose.  The purpose of this 2015 Director Equity Plan of Cortland Bancorp is to promote the long-term financial success of Cortland Bancorp, increasing stockholder value by enabling Cortland Bancorp and its related entities to attract and retain the services of those directors upon whom the successful conduct of Cortland Bancorp’s business depends.

1.2Effective Date.  This Plan will be effective when it is adopted by Cortland Bancorp’s board of directors and approved thereafter by the affirmative vote of Cortland Bancorp stockholders.  Any award granted under this Plan before stockholder approval is null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by Cortland Bancorp’s board of directors.  Subject to section 9.1, the Plan will continue until the tenth anniversary of the date it is approved by Cortland Bancorp’s board of directors.

Article 2

Definitions

2.1Award means a grant of (a) stock options under Article 4 or (b) Restricted Stock under Article 5.

2.2Award Agreement means the written or electronic agreement between Cortland Bancorp and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned.  If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

2.3Cortland Bancorp means Cortland Bancorp, an Ohio corporation.  Except for purposes of determining whether a Change in Control has occurred (according to Article 7), the term Cortland Bancorp also means any corporation or entity that is a successor to Cortland Bancorp or substantially all of its assets and that assumes the obligations of Cortland Bancorp under this Plan by operation of law or otherwise.

2.4Exercise Price means the amount, if any, a Participant must pay to exercise an Award.

2.5Fair Market Value means the value of one share of Cortland Bancorp common stock, determined according to the following rules: (x) if Cortland Bancorp common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if Cortland Bancorp common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by Cortland Bancorp’s board of directors in good faith.

2.6Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.7Nonemployee Director means a person who, on the date an Award is made to him or to her, is not an employee but who is a member of Cortland Bancorp’s board of directors, a member of the board of directors of a Related Entity, or a member of the governing body of any unincorporated Related Entity.  For purposes of applying this definition, a Nonemployee Director’s status is determined as of the date an Award is made to him or to her.

2.8Option means the right granted under Article 4 to acquire at a stated price during a specified period a share of Cortland Bancorp common stock.

2.9Participant means a Nonemployee Director to whom an Award is granted, for as long as the Award remains outstanding.

2.10Plan means this 2015 Director Equity Plan of Cortland Bancorp, as amended from time to time.

2.11Plan Year means Cortland Bancorp’s fiscal year.

2.12Related Entity means an entity that is or becomes related to Cortland Bancorp through common ownership, as determined under Internal Revenue Code section 414(b) or (c) but modified as permitted under Treasury Regulation section 1.409A-1(b)(5)(iii)(E) and any successor to those regulations.

2.13Restricted Stock means a share of Cortland Bancorp common stock granted under Article 5 of this Plan or a Restricted Stock Unit granted under Article 5 of this Plan and representing the right to receive a share of Cortland Bancorp common stock.

Article 3

Plan Terms

3.1Award Authority.  Nonemployee Directors only are eligible for Awards under the Plan.  Cortland Bancorp’s board of directors alone has authority to select Nonemployee Directors who will be granted Awards, to specify the types of Awards, and to determine the terms upon which Awards are granted and may be earned.  The board of directors may establish different terms and conditions for each type of Award granted to a Nonemployee Director and for each Nonemployee Director receiving the same type of Award, regardless of whether the Awards are granted at the same or different times.

3.2Duties.  Cortland Bancorp’s board of directors is responsible for administering the Plan and has all powers appropriate and necessary for that purpose.  Consistent with the Plan’s objectives, Cortland Bancorp’s board of directors may adopt, amend, and rescind rules and regulations relating to the Plan to protect Cortland Bancorp’s and Related Entities’ interests, and the board has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan.  Actions of Cortland Bancorp’s board of directors are final, binding, and conclusive for all purposes and upon all persons.  In its sole discretion, Cortland Bancorp’s board of directors may delegate its duties associated with the Plan to any person, except that the board of directors may not delegate its authority under section 3.1 to determine which Nonemployee Directors will be granted Awards, to specify the types of Awards to be made to Nonemployee Directors, or to determine the terms upon which Awards are granted and may be earned.

3.3Award Agreement.  As soon as administratively practical after the date an Award is made, Cortland Bancorp’s board of directors will prepare and deliver an Award Agreement to each affected Participant.  The Award Agreement must–

(a)describe the terms of the Award, including the type of Award and when and how it may be exercised or earned,

(b)state the Exercise Price, if any, associated with the Award,

(c)state how the Award will or may be settled,

(d)if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award is earned or may be exercised, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions will be released, and (z) any other applicable terms and conditions affecting the Award.

3.4Conditions of Participation.  By accepting an Award, each Nonemployee Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the board of directors, and (y) that Cortland Bancorp’s board of directors may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

3.5Restriction on Repricing.  Regardless of any other provision of this Plan or an Award Agreement, Cortland Bancorp’s board of directors may not reprice (as defined under rules of the New York Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by Cortland Bancorp’s stockholders acting at a meeting.

3.6Number of Authorized Shares of Stock.  With any adjustments required by section 3.8, the maximum number of shares of Cortland Bancorp common stock that may be subject to Awards under this Plan is 113,000.  The shares of Cortland Bancorp common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose.  The number of shares of Cortland Bancorp common stock underlying Awards (including but not limited to Options) granted under this Plan to an individual Participant in any Plan Year, regardless of whether the Awards are thereafter canceled, forfeited, or terminated, may not exceed 5% of the shares authorized by this section 3.6 for Awards under this Plan.

3.7Share Accounting.  (a) The number of shares of Cortland Bancorp common stock available for Awards under this Plan will be conditionally reduced by the number of shares of Cortland Bancorp common stock subject to outstanding Awards.

(b)As appropriate, the number of shares of Cortland Bancorp common stock available for Awards under this Plan will be absolutely reduced by (x) the number of shares of Cortland Bancorp common stock issued through Option exercises, and (y) the number of shares of Cortland Bancorp common stock issued because of satisfaction of the terms of an Award Agreement for Restricted Stock that, by the terms of the applicable Award Agreement, are to be settled in shares of Cortland Bancorp common stock.

(c)As appropriate, shares of Cortland Bancorp common stock subject to an Award that for any reason is forfeited, cancelled, terminated, relinquished, exchanged, or otherwise settled without the issuance of Cortland Bancorp common stock or without payment of cash equal to its Fair Market Value or the difference between the Award’s Fair Market Value and its Exercise Price, if any, may again be granted under the Plan.  If the Exercise Price of an Award is paid in shares of Cortland Bancorp common stock, the shares received by Cortland Bancorp may not be added to the maximum aggregate number of shares of Cortland Bancorp common stock that can be issued under section 3.6.

3.8Adjustment in Capitalization.  If after the date this Plan becomes effective under section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting Cortland Bancorp common stock, then consistent with the applicable provisions of Internal Revenue Code and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, Cortland Bancorp’s board of directors will, in a manner the board considers equitable, adjust the aggregate number of shares available for Awards under section 3.6 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

Article 4

Options

4.1Grant of Options.  Subject to Article 6 and the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan Cortland Bancorp’s board of directors may grant Options to Nonemployee Directors.  Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A.  All Option Award Agreements will be construed and administered consistent with that intention.

4.2Exercise Price.  Each Option will have an Exercise Price per share at least equal to the Fair Market Value of a share of Cortland Bancorp common stock on the grant date, meaning the closing price on the grant date if Cortland Bancorp common stock is traded on an exchange or on an automated quotation system giving closing prices (or the closing price on the next trading day if the grant date is not a trading day).

4.3Exercise of Options.  Subject to Article 6 and any terms, restrictions, and conditions specified in the Plan and unless specified otherwise in the Award Agreement, Options are exercisable at the time or times specified in the Award Agreement, but not more than ten years after the grant date if no period is specified in the Award Agreement.

4.4Exercise Procedures and Payment for Options.  Acceptable methods and forms of payment of the Exercise Price may include but are not limited to: (x) payment in cash or a cash equivalent, (y) actual or constructive transfer by the Participant to Cortland Bancorp of unrestricted shares of Cortland Bancorp common stock as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of Cortland Bancorp common stock on the exercise date, or (z) a form of cashless exercise or net exercise of the Option.  In its sole discretion Cortland Bancorp’s board of directors may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for Cortland Bancorp or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance.  A Participant may exercise an Option solely by sending to Cortland Bancorp’s board of directors or its designee a completed exercise notice in the form prescribed by board along with payment, or designation of an approved payment procedure, of the Exercise Price.

4.5Rights Associated With Options.  A Participant holding an unexercised Option has no voting or dividend rights associated with shares underlying the unexercised Option.  The Option is transferable solely as provided in section 9.2.  Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Cortland Bancorp common stock acquired by Option exercise has all dividend and voting rights associated with Cortland Bancorp common stock and is transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of Cortland Bancorp common stock are then listed or traded, and applicable blue sky or state securities laws.

Article 5

Restricted Stock

5.1Grant of Restricted Stock.  Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan Cortland Bancorp’s board of directors may grant Restricted Stock to Nonemployee Directors.  Restricted Stock may be granted at no cost or at a price per share determined by the board of directors, which may be less than the Fair Market Value of a share of Cortland Bancorp common stock on the date of grant.

5.2Earning Restricted Stock.  Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement –

(a)restrictions and conditions imposed on Restricted Stock granted to Nonemployee Directors will lapse as described in the Award Agreement,

(b)during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, Restricted Stock and any shares of common stock issuable as a dividend or other distribution on the Restricted Stock will be held by Cortland Bancorp as escrow agent,

(c)at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the Restricted Stock will be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) released from escrow and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined if all terms, restrictions, and conditions specified in the

Award Agreement are satisfied.  Any Restricted Stock Award relating to a fractional share of Cortland Bancorp common stock will be rounded to the next whole share when settled.

5.3Rights Associated With Restricted Stock.  During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.  Except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock is issued may exercise full voting rights associated with that Restricted Stock and is entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of common stock, those shares will also be considered Restricted Stock and will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.

5.4Internal Revenue Code Section 83(b) Election.  Cortland Bancorp’s board of directors may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code section 83(b).  If a Participant makes an election under Internal Revenue Code section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with Cortland Bancorp

Article 6

Participant Termination

6.1Termination with Cause.  (a)  If a Participant’s service terminates with Cause or if in Cortland Bancorp’s judgement a basis for termination with Cause exists, all Awards held by the Participant that are outstanding will be forfeited, regardless of whether the Awards are exercisable and regardless of whether the Participant’s employment or director service with Cortland Bancorp or a Related Entity actually terminates, except that Restricted Stock that has been released from escrow and distributed to the Participant is not affected by termination with Cause.

(b)The term “Cause” means one or more of the acts described in this section 6.1.  However, Cause will not be deemed to exist merely because the Participant is absent because of sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability, or other period of absence approved by Cortland Bancorp or the Related Entity, as the case may be:

1)an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of Cortland Bancorp or a Related Entity,

2)conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,

3)violation by the Participant of the written policies or procedures of Cortland Bancorp or the Related Entity, including but not limited to violation of Cortland Bancorp’s or the Related Entity’s code of ethics,

4)unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to Cortland Bancorp’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

5)intentional breach of any contract with or violation of any legal obligation owed to Cortland Bancorp or a Related Entity,

6)dishonesty relating to the duties owed by the Participant to Cortland Bancorp or a Related Entity,

7)the Participant’s willful and continued refusal to substantially perform duties as a director, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability,

8)the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to Cortland Bancorp or a Related Entity,

9)the Participant’s breach of any term of this Plan or an Award Agreement, or

10)intentional cooperation with a party attempting a Change in Control of Cortland Bancorp, unless Cortland Bancorp’s board of directors approves or ratifies the Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law.

6.2Termination for any Other Reason.  Unless specified otherwise in the Award Agreement or in this Plan and except as provided in section 6.1, the portion of a Participant’s outstanding Award that is unvested and unexercisable when the Participant’s director service terminates is forfeited and the portion of any Restricted Stock Award that is unvested and held in escrow is forfeited.  Options that are exercisable when termination occurs will be forfeited if not exercised before the earlier of (x) the expiration date specified in the Award Agreement or (y) 90 days after the termination date.

Article 7

Effect of a Change in Control

7.1Definition of Change in Control.  The term “Change in Control” has the meaning given in any written agreement between the Nonemployee Director and Cortland Bancorp or a Related Entity.  However, if an Award is subject to Internal Revenue Code section 409A, the term Change in Control has the meaning given in section 409A.  If an Award is not subject to Internal Revenue Code section 409A and if the term Change in Control is not defined in a written agreement between the Nonemployee Director and Cortland Bancorp or a Related Entity, any of the following events occurring on or after the date this Plan becomes effective under section 1.2 constitutes a Change in Control –

(a)Change in board composition.  If individuals who constitute Cortland Bancorp’s board of directors on the date this Plan becomes effective under section 1.2 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board of directors.  A person who becomes a director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the board of directors is deemed to be an Incumbent Director.  The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or approval of Cortland Bancorp’s proxy statement in which the person is named as a nominee for director, without written objection by Incumbent Directors to the nomination.  A person elected or nominated as a director of Cortland Bancorp initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than Cortland Bancorp’s board of directors will never be considered an Incumbent Director unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b)Significant ownership change.  If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of Cortland Bancorp’s directors is –

1)50% or more of the combined voting power of all of Cortland Bancorp’s outstanding securities eligible to vote for the election of Cortland Bancorp directors,

2)25% or more, but less than 50%, of the combined voting power of all of Cortland Bancorp’s outstanding securities eligible to vote in the election of Cortland Bancorp’s directors, except that an event described in this paragraph (b)(2) will not constitute a Change in Control if it is the result of any of the following acquisitions of Cortland Bancorp’s securities –

(a)by Cortland Bancorp or a Related Entity, reducing the number of Cortland Bancorp securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of Cortland Bancorp directors, increasing the person’s beneficial ownership by more than one percent),

(b)by or through an employee benefit plan sponsored or maintained by Cortland Bancorp or a Related Entity and described (or intended to be described) in Internal Revenue Code section 401(a),

(c)by or through an equity compensation plan maintained by Cortland Bancorp or a Related Entity, including this Plan and any program described in Internal Revenue Code section 423,

(d)by an underwriter temporarily holding securities in an offering of securities,

(e)in a Non-Control Transaction, as defined in section 7.1(c), or

(f)in a transaction (other than one described in section 7.1(c)) in which securities eligible to vote in the election of Cortland Bancorp directors are acquired from Cortland Bancorp, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition does not constitute a Change in Control.

(c)Merger.  Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving Cortland Bancorp or a Related Entity requiring approval of Cortland Bancorp’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination –

1)more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of Cortland Bancorp directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the Cortland Bancorp securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of Cortland Bancorp directors among the holders thereof immediately before the Business Combination,

2)no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

3)at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by Cortland Bancorp’s board of directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this section 7.1(c) is a “Non-Control Transaction,” or

(d)Sale of Assets.  If Cortland Bancorp’s stockholders approve a plan of complete liquidation or dissolution of Cortland Bancorp or a sale of all or substantially all of its assets, but in any case if and only if Cortland Bancorp’s assets are transferred to an entity not owned directly or indirectly by Cortland Bancorp or its stockholders.

7.2Effect of Change in Control.  If a Change in Control occurs, Cortland Bancorp’s board of directors will have the right in its sole discretion to –

(a)accelerate the exercisability of any or all Options, despite any limitations contained in the Plan or Award Agreement,

(b)accelerate the vesting of Restricted Stock, despite any limitations contained in the Plan or Award Agreement,

(c)cancel any or all outstanding Options and unvested Restricted Stock in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Option or unvested Restricted Stock would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Restricted Stock been vested or had the Option been exercised before the transaction, less the applicable exercise or purchase price,

(d)cause the holders of any or all Options to have the right during the term of the Option to receive upon exercise – or cause the holders of unvested Restricted Stock to receive – the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of Cortland Bancorp common stock that might have been obtained upon exercise of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert the Stock Option into a stock option of the surviving or new corporation in the transaction or convert the unvested Restricted Stock into restricted stock of the surviving or new corporation in the transaction, or

(e)take such other action as it deems appropriate to preserve the value of the Award to the Participant.

Cortland Bancorp’s board of directors may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in the Change in Control, or both.  Alternatively, the board of directors also has the right to require any purchaser of Cortland Bancorp’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as the purchaser may determine to be appropriate or desirable.  The manner of application and interpretation of the provisions of this section 7.2 will be determined by Cortland Bancorp’s board of directors in its sole and absolute discretion.  Despite any provision of this Plan or an Award Agreement to the contrary, a Participant is not entitled to any amount under this Plan if he or she acts in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of Cortland Bancorp’s board of directors.  For purposes of this Plan the term “person” is as defined in section 3(a)(9) and as used in sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

Article 8

Issuance of Shares and Share Certificates

8.1Issuance of Shares.  Cortland Bancorp will issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of Cortland Bancorp common stock.  No shares are issuable until full payment is made, if payment is required by the terms of the Award.  Until a stock certificate evidencing the shares is issued and except as otherwise provided in this Plan, no right to vote or receive dividends or any other rights as a stockholder exists for the shares of Cortland Bancorp common stock to be issued, despite the exercise or conversion of the Award payable in shares, except as may be otherwise provided in this Plan.  Issuance of a stock certificate will be evidenced by the appropriate entry on the books of Cortland Bancorp or of a duly authorized transfer agent of Cortland Bancorp.

8.2Delivery of Share Certificates.  Cortland Bancorp is not required to issue or deliver any certificates until all of the following conditions are fulfilled –

(a)payment is made in full for the shares and for any tax withholding,

(b)registration or other qualification of the shares Cortland Bancorp’s board of directors in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body is completed,

(c)if Cortland Bancorp common stock is listed on The Nasdaq Stock Market or another exchange, the shares are admitted to listing,

(d)if the offer and sale of shares of Cortland Bancorp common stock is not registered under the Securities Act of 1933, the offer and sale is qualified as a private placement under the Securities Act of 1933 or is qualified under another registration exemption under the Securities Act of 1933,

(e)approval or other clearance from any Federal or state governmental agency Cortland Bancorp’s board of directors in its discretion determines to be necessary or advisable is obtained, and

(f)Cortland Bancorp’s board of directors is satisfied that the issuance and delivery of shares of Cortland Bancorp common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the board of directors may seek approval of Cortland Bancorp’s counsel.

8.3Applicable Restrictions on Shares.  Shares of Cortland Bancorp common stock issued may be subject to such stock transfer orders and other restrictions as Cortland Bancorp’s board of directors determines are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which Cortland Bancorp common stock is listed, and any other applicable Federal or state law.  Certificates for the common stock may bear any restrictive legends the board of directors considers appropriate.

8.4Book Entry.  Instead of issuing stock certificates evidencing shares, Cortland Bancorp may use a book entry system in which a computerized or manual entry is made in the records of Cortland Bancorp to evidence the issuance of shares of Cortland Bancorp common stock.  Cortland Bancorp’s records are binding on all parties, unless manifest error exists.

Article 9

Miscellaneous

9.1Amendment, Modification, and Termination of this Plan.  Cortland Bancorp may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, or (c) any securities exchange, market, or other quotation system on or through which Cortland Bancorp’s securities are listed or traded.  However, no Plan amendment may (x) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3 or (y) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination.  Despite any provision in the Plan to the contrary, Cortland Bancorp has the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.

9.2Assignability.  Except as described in this section or as provided in section 9.3, an Award may not be transferred except by will or by the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or by the Participant’s guardian or legal representative.  However, a Participant may transfer an Award to a revocable inter vivos trust of which the Participant is the settlor, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code section 501(c)(3).  An Award transferred to one of these permitted transferees continues to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by Cortland Bancorp’s board of directors.  A permitted transferee may not retransfer an Award except by will or by the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this section 9.2.

9.3Beneficiary Designation.  A Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death.  Beneficiaries may be named contingently or successively.  Unless otherwise provided in the beneficiary designation, each designation revokes all previous designations made by the same Participant.  A beneficiary designation is not effective until filed in writing with Cortland Bancorp’s board of directors.  If a Participant does not make an effective beneficiary designation, the deceased Participant’s beneficiary is his or her surviving spouse or, if none, the deceased Participant’s estate.  Neither Cortland Bancorp nor its board of directors is required to infer a beneficiary from any other source.  The identity of a Participant’s designated beneficiary will be based solely on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

9.4No Implied Rights to Awards or Continued Services.  Nonemployee Directors have no claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Nonemployee Directors under this Plan.  Nothing in the Plan guarantees or will be construed to guarantee that any Participant will receive a future Award.  Neither this Plan nor any Award will be construed as giving any individual any right to continue as a director of Cortland Bancorp or a Related Entity.

9.5Tax Withholding.  (a)  Cortland Bancorp will withhold from other amounts owed to the Participant or require a Participant to remit to Cortland Bancorp an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award, exercise, or cancellation of an Award or purchase of stock.  If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, Cortland Bancorp will defer payment of cash or issuance of shares of stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.

(b)If the Participant does not remit the required amount within 30 days after the settlement date, Cortland Bancorp will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state, and local income, wage, and employment taxes, distributing the balance to the Participant.

(c)In its sole discretion, which may be withheld for any reason or for no reason, Cortland Bancorp’s board of directors may permit a Participant to reimburse Cortland Bancorp for this tax withholding obligation through one or more of the following methods, subject to conditions the board of directors establishes –

1)having shares of stock otherwise issuable under the Plan withheld by Cortland Bancorp, but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal, and local income, employment, and wage tax laws,

2)delivering to Cortland Bancorp previously acquired shares of Cortland Bancorp common stock that the Participant has owned for at least six months,

3)remitting cash to Cortland Bancorp, or

4)remitting a personal check immediately payable to Cortland Bancorp.

9.6Indemnification.  Each individual who is or was a member of Cortland Bancorp’s board of directors will be indemnified and held harmless by Cortland Bancorp against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her resulting from any claim, action, suit, or proceeding to which he or she is a party or in which he or she is involved because of an action taken or not taken under the Plan as a director of Cortland Bancorp and against and from any and all amounts paid, with Cortland Bancorp’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Cortland Bancorp director or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Cortland Bancorp director, but only if he or she gives Cortland Bancorp an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf.  The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Cortland Bancorp’s organizational documents, by contract, as a matter of law, or otherwise.

9.7No Limitation on Compensation.  Nothing in the Plan restricts the right of Cortland Bancorp or Related Entity to establish other plans or to pay compensation to its directors in cash or property in a manner not expressly authorized under the Plan.

9.8Governing Law.  The Plan and all agreements hereunder will be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of Ohio.  This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974.  The Plan will be construed and administered in a manner consistent with that intent.

9.9Securities and Exchange Commission Rule 16b-3.  The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time.  All transactions involving a Participant who is subject to beneficial ownership reporting under section 16(a) of the Securities Exchange Act of 1934 are subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 does not apply to that Participant.

9.10Successors.  All obligations of Cortland Bancorp under Awards granted under this Plan are binding on any successor to Cortland Bancorp, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of Cortland Bancorp.

9.11Severability.  If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid, the illegality or invalidity will not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

9.12No Golden Parachute Payments.  Despite any provision in this Plan or in an Award Agreement to the contrary, Cortland Bancorp is not required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act.

This 2015 Director Equity Plan of Cortland Bancorp was adopted by Cortland Bancorp’s board of directors on February 24, 2015.  This 2015 Director Equity Plan was thereafter approved by stockholders of Cortland Bancorp at a meeting on May 20, 2015.